Exhibit 99.1

COMMUNITY HEALTH SYSTEMS, INC. ANNOUNCES LAUNCH OF EXCHANGE OFFERS FOR 5.125% SENIOR SECURED NOTES DUE 2021 AND 6.875% SENIOR NOTES DUE 2022

FRANKLIN, Tenn. (September 26, 2014) – Community Health Systems, Inc. (the “Company”) (NYSE: CYH) today announced that its wholly-owned subsidiary, CHS/Community Health Systems, Inc., has launched offers to exchange (i) its 5.125% Senior Secured Notes due 2021 in the aggregate principal amount of $1,000,000,000, which are not registered under the Securities Act of 1933, as amended (the “Act”) (the “Secured Initial Notes”) for a like principal amount of 5.125% Senior Secured Notes due 2021(the “Secured Exchange Notes”), which have been registered under the Act and (ii) its 6.875% Senior Notes due 2022 in the aggregate principal amount of $3,000,000,000, which are not registered under the Act (the “Unsecured Initial Notes” and, together with the Secured Initial Notes, the “Initial Notes”) for a like principal amount of 6.875% Senior Notes due 2022, which have been registered under the Act (the “Unsecured Exchange Notes” and, together with the Secured Exchange Notes, the “Exchange Notes”). The exchange offers will expire at 12:00 a.m. (New York City time) on October 28, 2014, unless extended.

The Exchange Notes are substantially identical to the Initial Notes, except that the Exchange Notes will be registered under the Securities Act and will not be subject to the transfer restrictions and certain registration rights agreement provisions applicable to the Initial Notes. The Initial Notes that are subject to the exchange offers were originally sold in a private placement to qualified institutional buyers under Rule 144A and to persons outside the United States under Regulation S, which was completed on January 27, 2014, in connection with the Company’s acquisition of Health Management Associates, Inc. on such date.

Documents describing the terms of the exchange offers, including the prospectus and transmittal materials for making tenders, may be obtained from the exchange agent, Regions Bank, via registered or certified mail at Regions Bank, Attention: Corporate Trust Services, 150 4th Avenue North, Suite 900, Nashville, Tennessee 37219, or via facsimile at (615) 770-4350.

This press release does not constitute an offer to purchase or a solicitation of an offer to sell securities. The exchange offers are being made only pursuant to a prospectus and the related transmittal materials and only to such persons and in such jurisdictions as is permitted under applicable law.

About Community Health Systems, Inc.

Community Health Systems, Inc. is one of the largest publicly-traded hospital companies in the United States and a leading operator of general acute care hospitals in communities across the country. Through its subsidiaries, the Company currently owns, leases or operates 206 affiliated hospitals in 29 states with an aggregate of approximately 31,100 licensed beds. The Company’s headquarters are located in Franklin, Tennessee, a suburb south of Nashville. Shares in Community Health Systems, Inc. are traded on the New York Stock Exchange under the symbol “CYH.” More information about the Company can be found on its website at www.chs.net.

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COMMUNITY HEALTH SYSTEMS, INC. ANNOUNCES LAUNCH OF EXCHANGE OFFERS

September 26, 2014

Forward-Looking Statements

Statements contained in this news release, other than statements of historical fact, are forward-looking statements that involve risk and uncertainties within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform act of 1995. Actual future events or results may differ materially from these statements. Readers are referred to the documents filed by Community Health Systems, Inc. with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K, current reports on Form 8-K and quarterly reports on Form 10-Q. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:	W. Larry Cash President of Financial Services and Chief Financial Officer (615) 465-7000 or Michael J. Culotta Vice President—Investor Relations (615) 465-7037

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